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                                 EXHIBIT 10.2(e)

                                    AGREEMENT
                                    ---------

        WHEREAS, Frank Tworecke ("Executive") and The Bon-Ton Stores, Inc. ("Bon-Ton") have entered into an Employment Contract dated June 26, 2003, as amended, with term running until January 29, 2005 (the "Employment Contract"); and

        WHEREAS, Executive wishes to terminate his employment with Bon-Ton and Bon-Ton is agreeable to Executive terminating employment; and

        WHEREAS, The Warnaco Group, Inc. ("Warnaco") has offered Executive employment subject to Executive being permitted to end his Employment Contract.

        NOW, THEREFORE, be it AGREED by and between Bon-Ton and Executive:

        1. Effective May 7, 2004 (the "Termination Date") Executive and Bon-Ton agree that Executive shall terminate his employment and Employment Contract with Bon-Ton.

        2. Bon-Ton shall pay the Executive all compensation and benefits due and payable to Executive as of the Termination Date pursuant to Paragraph 12(c) of the Employment Contract (the "Accrued Obligations").

        3. Bon-Ton shall have no continuing obligation to Executive under the Employment Contract other than paying the Accrued Obligations (and other than the right to indemnification and coverage under directors and officers liability insurance), and Executive shall have no continuing obligations to Bon-Ton except the Company Property and Non-Competition and Confidentiality obligations under Paragraphs 13 and 14 of the Employment Contract.

        4. Executive's termination of employment with Bon-Ton shall not be deemed to be a breach of the Employment Contract.

        IN WITNESS WHEREOF, Executive and Bon-Ton have executed this Agreement this 27th day of April, 2004.

                                          THE BON-TON STORES, INC.


                                          By: /s/ M. Thomas Grumbacher

                                          EXECUTIVE


                                          /s/ Frank Tworecke
                                          Frank Tworecke